Agassi Sports Entertainment Signs Tennis Coaching Icon Darren Cahill to Expand Global Coaching, Content and Technology Initiatives

Former coach to Andre Agassi joins ASE to support the Company's Agassi Intelligence platform, premium content initiatives and global growth strategy

LAS VEGAS, June 10, 2026 — Agassi Sports Entertainment Corp. (OTC: AASP) (“ASE” or the “Company”), a sports, media, and technology platform focused on the global racket sports ecosystem and built around the iconic brands of Andre Agassi and Stefanie Graf, today announced that it has entered into a name and likeness license agreement with renowned tennis coach Darren Cahill. As a member of the team, Cahill will collaborate with ASE across a range of strategic initiatives, including the Company's previously announced Agassi Intelligence technology platform being developed in partnership with IBM, original content creation, media opportunities and other global growth initiatives designed to expand access to world-class coaching and deepen fan engagement across racket sports.

Cahill, a former professional player and one of the most accomplished coaches in tennis history, has guided multiple Grand Slam champions and former world No. 1 players, including Andre Agassi, Jannik Sinner, Simona Halep, and Lleyton Hewitt. His addition further strengthens ASE's growing network of elite athletes, coaches and industry leaders working together to build a next-generation sports media and technology platform.

“For decades, Darren has been recognized as one of the most respected and innovative coaches in the sport," commented Ronald Boreta, Chief Executive Officer of Agassi Sports Entertainment. “His experience developing champions, his credibility throughout the tennis community and his passion for growing the game make him an ideal partner as we continue building our technology, content and media platforms on a global scale.”

"Darren has had a profound impact on my career and on the sport of tennis," said Andre Agassi, Co-Founder of Agassi Sports Entertainment. "What makes Darren special isn't just his knowledge of the game—it's his ability to connect with people, communicate complex ideas simply and help athletes unlock their potential. Bringing Darren into the Agassi Sports Entertainment family is a natural extension of a relationship built on trust, innovation and a shared belief that great coaching should be more accessible to players everywhere."

“I've been fortunate to work with some incredible athletes throughout my career, and I've always believed that great coaching can change lives,” said Darren Cahill. “Agassi Sports

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Entertainment is bringing together technology, media and some of the most recognizable names in sports to create something unique. I'm excited to work alongside Andre, Stefanie and the entire ASE team as we explore new ways to educate, inspire and connect with players and fans around the world.”

ASE previously announced a multi-year collaboration with IBM to develop Agassi Intelligence, an AI-powered digital platform designed to bring advanced coaching insights, premium content, commerce, and community experiences together in a single destination for racket sports enthusiasts worldwide. Cahill is expected to contribute coaching expertise and strategic insights that will help shape future platform experiences and content offerings.

Additional announcements regarding Agassi Intelligence, platform features, and other initiatives involving Darren Cahill are expected in the coming months.

About Agassi Sports Entertainment Corp.

Agassi Sports Entertainment Corp. (OTC: AASP) is a sports entertainment, content, media, and technology company focused on developing products, platforms, and experiences across racket sports. The Company seeks to collaborate with leading global brands and iconic athletes to grow participation, engagement, and long-term shareholder value. For more information about Agassi Sports Entertainment, visit www.agassisports.com.

Forward-Looking Statements

This press release includes "forward-looking statements", including information about Agassi Sports Entertainment's future expectations, plans, and prospects. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. Factors that could cause actual results to differ materially include, without limitation: (a) the timing, cost, funding availability, anticipated benefits and successful implementation of the Company’s planned digital platform, mobile application and world series of pickleball events; (b) the Company’s ability to raise sufficient capital to fund operations, satisfy obligations to third-party service providers, support growth initiatives and continue as a going concern, the terms on which such financing may be available, and potential dilution resulting therefrom; (c) intense competition in the court sports, digital platform and live event industries and the Company’s ability to compete effectively and achieve market acceptance for its products and services; (d) the Company’s limited operating history, lack of significant revenues, history of losses, unproven business model and lack of experience in the court sports industry, and the risk that it may not achieve profitability or successfully execute its business plan; (e) the Company’s dependence on its management team and key personnel, the absence of employment agreements with certain personnel, and its ability to manage future growth and operational complexity; (f) the Company’s reliance on the continued involvement, reputation and brand recognition of Andre Agassi, Darren Cahill, Stefanie Graf, and related strategic relationships; (g) the Company’s planned concentration in the pickleball and padel industries

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and its ability to capitalize on anticipated industry growth trends; (h) adverse economic conditions, including inflation, reduced consumer and corporate discretionary spending and capital markets conditions, which could negatively affect demand, operating results, financial condition, cash flows and the Company’s ability to raise capital; (i) risks related to the Company’s planned use of artificial intelligence, cybersecurity incidents, disruptions to information systems, evolving privacy and data protection laws, and unauthorized access to customer data; (j) the Company’s ability to secure suitable venues, sponsorships, participants, permits and approvals and to successfully execute and scale planned events and operations; (k) claims, liabilities, injuries, accidents or other risks arising from the construction or operation of potential facilities, live events, or the use of future premises, equipment or services, and the adequacy of insurance coverage; and (l) the Company’s ability to satisfy Nasdaq’s quantitative listing standards, Nasdaq’s discretionary approval of the listing of the Company’s common stock based on qualitative factors, and the timing associated therewith. Additional risks are described in the Company's filings with the Securities and Exchange Commission, including its periodic reports, which are available at www.sec.gov. Forward-looking statements speak only as of the date made, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, except as required by law.

Investor Contact:

FNK IR – Matt Chesler, CFA / Rob Fink

investors@agassisports.com

Media Contact:

MKTG – Stephanie Rudnick / Emmanuel Cavaleri

stephanie.rudnick@mktg.com / emmanuel.cavaleri@mktg.com